Exhibit 10.35

Special Bonus Plan Restricted Stock Award Agreement

Notice of Restricted Stock Grant

Participant:

Company:	Visa Inc.

Notice:	You have been granted the following award of restricted shares of common stock of the Company in accordance with the terms of the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”) and the Restricted Stock Award Agreement (“Agreement”) attached hereto.

Plan:	Visa Inc. 2007 Equity Incentive Compensation Plan

Grant:	Grant Date:

Number of Shares of Restricted Stock:

Period of Restriction:	The Period of Restriction applicable to those portions of the total number of Shares of your Restricted Stock listed in the “Portion of Shares” column below shall commence on the Grant Date and shall lapse on the corresponding date listed in the “Vesting Date” column below.

	Vesting Date	Portion of Shares
	Earlier to occur of 1st Anniversary of IPO Date, or March 31, 2009	100%

However, in the event of your termination of employment due to death, Disability or Retirement (as those terms are defined in the Agreement) the Period of Restriction will immediately lapse as to the full number of shares of Restricted Stock.

Acceptance:	Please complete the on-line form (“Accept or Reject Your Grant”) as promptly as possible, but, in any case, within ninety (90) days after the Grant Date, to accept or reject your Restricted Stock award. You can access this on-line form through your account at www. .com. By accepting your Restricted Stock award, you will have agreed to the terms and conditions set forth in this Agreement and the terms and conditions of the Plan.

Visa Inc.

2007 Equity Incentive Compensation Plan

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) dated as of the Grant Date (the “Grant Date”) set forth in the Notice of Restricted Stock Grant attached as Schedule A hereto (the “Grant Notice”) is made between Visa Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

1.	Definitions.

Capitalized terms used but not defined herein have the meaning set forth in the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”).

2.	Grant of the Restricted Stock.

Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of Shares of Restricted Stock set forth in the Grant Notice (the “Restricted Stock”).

3.	Period of Restriction.

The Period of Restriction with respect to the Restricted Stock shall be as set forth in the Grant Notice (the “Period of Restriction”). The Participant acknowledges that prior to the expiration of the applicable portion of the Period of Restriction, the Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)). Upon the expiration of the applicable portion of the Period of Restriction, the restrictions set forth in this Agreement with respect to the Restricted Stock theretofore subject to such expired Period of Restriction shall lapse, except as may be provided in accordance with Section 10 hereof.

4.	Evidence of Shares; Legend.

The Participant agrees that, in the Company’s discretion, the Participant’s ownership of the Restricted Stock may be evidenced solely by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated stock transfer agent in the Participant’s name, which shall be subject to a stop transfer order consistent with this Agreement and the legend set forth in this Section 4 below.

If, however, during the Period of Restriction the Restricted Stock is evidenced by a stock certificate or certificates, registered in the Participant’s name, the Participant acknowledges that upon receipt of such stock certificate or certificates, such certificates shall bear the following legend and such other legends as may be required by law or contract:

“These shares have been issued pursuant to the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”)

and are subject to forfeiture to Visa Inc. in accordance with the terms of the Plan and an Agreement between

Visa Inc. and the person in whose name the certificate is registered. These shares may not be sold, transferred,

pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of except in accordance with the terms of the Plan and said Agreement.”

The Participant agrees that upon receipt of any such stock certificates for the Restricted Stock the Participant shall deposit each such certificate with the Company, or such other escrow holder as the Committee may appoint, together with a stock power endorsed in blank or other appropriate instrument of transfer, to be held by the Company or such escrow holder until the expiration of the applicable portion of the Period of Restriction.

Upon expiration of the applicable portion of the Period of Restriction, a certificate or certificates representing the Shares as to which the Period of Restriction has so lapsed shall be delivered to the Participant by the Company, subject to satisfaction of any tax obligations in accordance with Section 6 hereof; provided, however, that such Shares may nevertheless be evidenced on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

5.	Termination.

(a) Death and Disability. Upon Termination of the Participant due to death or disability (within the meaning of the Company’s, a Subsidiary’s or an Affiliate’s long-term disability plan under which the Participant is covered from time to time (“Disability”)), then the Period of Restriction shall immediately lapse as to the full number of Shares of Restricted Stock.

(b) Retirement. Upon Termination of the Participant at or after attainment of normal retirement eligibility under the generally applicable retirement plan of the Company, a Subsidiary or an Affiliate under which the Participant is covered in his or her home country (“Retirement”), then the Period of Restriction shall immediately lapse as to the full number of Shares of Restricted Stock.

(c) Other Terminations. Upon Termination of the Participant due to any reason other than death, Disability or Retirement, then all Restricted Stock for which the Period of Restriction had not lapsed prior to the date of such Termination shall be immediately forfeited.

(d) Change of Control. Notwithstanding any contrary provisions of Section 5(c) of this Agreement, if a Change of Control occurs, and, at any time prior to the second (2nd) anniversary of the Change of Control, the Participant incurs a Termination, either by the Company, a Subsidiary or an Affiliate without Cause (as defined below), or by the Participant for Good Reason (as defined below), then the Period of Restriction shall immediately lapse as to the full number of Shares of Restricted Stock. For the avoidance of doubt, Section 14.1(b) of the Plan shall not apply to the Restricted Stock to the extent such provision conflicts with this Section 5(d).

6.	Taxes and Withholdings.

Upon the expiration of the applicable portion of the Period of Restriction, as of which the value of any Shares of Restricted Stock first becomes includible in the Participant’s gross income for income tax purposes, any taxes of any kind required by law to be withheld with respect to such Shares shall be satisfied by the Company withholding Shares otherwise deliverable to the Participant pursuant to the Restricted Stock award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income), pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, based on the Fair Market Value of the Shares on the payment date. The Company, a Subsidiary or an Affiliate may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Article XVI of the Plan.

Notwithstanding the immediately preceding paragraph, in the event the Participant makes an election pursuant to Section 83(b) of the Code, or the value of any Shares of Restricted Stock otherwise becomes includible in the Participant’s gross income for income tax purposes prior to the expiration of the applicable Period of Restriction, the Participant shall pay to the Company in cash (or make other arrangements, in accordance with Article XVI of the Plan, for the satisfaction of) any taxes of any kind required by law to be withheld with respect to such Shares; provided, however, that pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, the Participant may elect to satisfy, in whole or in part, such withholding obligations by tendering to the Company Shares owned by the Participant (or the Participant and the Participant’s spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company or any Subsidiary or Affiliate incurring an adverse accounting charge, based on the Fair Market Value of the Shares on the payment date as determined by the Committee. Any such election made by the Participant must be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. In the event that the Participant elects immediate Federal income taxation with respect to all or any portion of this award of Restricted Stock pursuant to Section 83(b) of the Code, the Participant agrees to deliver a copy of such election to the Company within ten (10) days after filing such election with the Internal Revenue Service.

Regardless of any action the Company, an Affiliate and/or a Subsidiary takes with respect to any or all tax withholding (including social insurance contribution obligations, if any), the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility (or that of the Participant’s beneficiary), and that none of the Company, an Affiliate and/or a Subsidiary: (a) makes any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the Restricted Stock, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (b) commits to structure the terms of the Restricted Stock or any aspect of the Restricted Stock to reduce or eliminate the Participant’s (or his or her beneficiary’s) liability for such tax.

7.	Rights as a Shareholder.

The Participant shall have all rights of a shareholder (including, without limitation, dividend and voting rights) with respect to the Restricted Stock, for record dates occurring on or after the Grant Date and prior to the date any such Shares of Restricted Stock are forfeited in accordance with this Agreement, except that any dividends or distributions paid in Shares or other securities (including, without limitation, any change in the shares of Restricted Stock pursuant to Section 4.2 of the Plan) with respect to the Restricted Stock shall, during the Period of Restriction, be deposited with the Company or any holder appointed pursuant to Section 4 hereof, together with a stock power endorsed in blank or other appropriate instrument of transfer, or credited to the Participant’s book-entry account established under Section 4 hereof, as applicable, and shall be subject to the same restrictions (including, without limitation, the Period of Restriction) as such Restricted Stock and otherwise considered to be such Restricted Stock for all purposes hereunder.

8.	No Right to Continued Employment.

Neither the Restricted Stock nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Subsidiary or Affiliate for any period or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Subsidiary or Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to lapse of the Period of Restriction is earned only by continuing as an employee of the Company or a Subsidiary or Affiliate at the will of the Company or such Subsidiary or Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or being granted the Restricted Stock hereunder.

9.	The Plan.

By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. The Plan and the prospectus describing the Plan can be found on the Company’s HR intranet. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administrator.

10.	Certain Defined Terms.

For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a) “Cause” means: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, a Subsidiary or an Affiliate; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company, a Subsidiary or an Affiliate; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment agreement (if any) with the Company, a Subsidiary or an Affiliate; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company, a Subsidiary or an Affiliate; or (viii) repeated failure to devote substantially all of Participant’s business time and efforts to the Company, a Subsidiary or an Affiliate if required by the Participant’s employment agreement; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, a Subsidiary or an Affiliate, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.

(b) “Good Reason” means: (i) a material reduction by the Company, a Subsidiary or an Affiliate in the Participant’s rate of annual base salary from that in effect immediately prior to the Change of Control; (ii) a material reduction by the Corporation or a Subsidiary in the Participant’s annual target bonus opportunity from that in effect immediately prior to the Change of Control; or (iii) the Company, a Subsidiary or an Affiliate requires the Participant to change the Participant’s principal location of work to a location that is in excess of fifty (50) miles from the location thereof immediately prior to the Change of Control. Notwithstanding the foregoing, a Termination of a Participant for Good Reason shall not have occurred unless (i) the Participant gives written notice to the Company, a Subsidiary or an Affiliate, as applicable, of Termination within thirty (30) days after the Participant first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in reasonable detail the circumstances constituting Good Reason, and the Company, the Subsidiary or the Affiliate, as the case may be, has failed within thirty (30) days after receipt of such notice to cure the circumstances constituting Good Reason. The foregoing to the contrary notwithstanding, if at any particular time the Participant is subject to an effective employment agreement with the Company, a Subsidiary or an Affiliate, then, in lieu of the foregoing definition, “Good Reason” shall at that time have such meaning as may be specified in such employment agreement.

11.	Compliance with Laws and Regulations.

(a) The Restricted Stock and the obligation of the Company to deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) It is intended that the Shares received upon expiration of the Period of Restriction shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.

(c) If at any time the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

12.	Notices.

All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administrator, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

13.	Other Plans.

The Participant acknowledges that any income derived from this Restricted Stock award shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.

VISA INC.

By:
Name:
Title: